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                                                                   EXHIBIT 10.1

                              COX ENTERPRISES, INC.

                             UNIT APPRECIATION PLAN


1.       DEFINITIONS

For the purposes of this Plan, the following terms mean:

(a) APPRAISED VALUE - means the appraised fair market value of one share of CEI Class A common stock or any other security of CEI that may be exchanged, converted or substituted for such Class A common stock. This value is determined by one or more appraisals conducted by an independent appraisal firm or firms as selected from time to time by CEI, and in CEI's sole discretion may consist of an average of some or all of such appraisals. If shares of Class A common stock or such other security of CEI are listed on a national securities exchange or are quoted in the National Market List of Nasdaq, then the Appraised Value will be the average closing price of those shares over the 10 trading days prior to a date on which the Appraised Value is being determined.

(b) CAUSE - means conduct that is materially detrimental to CEI or to one of its subsidiaries, divisions or other affiliated entities as determined by CEI in its sole discretion.

(c) CEI - means Cox Enterprises, Inc. a Delaware corporation, and any successor to that corporation.

(d) COMMITTEE - means the individuals designated by the Cox Enterprises, Inc. Board of Directors to manage and administer the Plan.

(e) DISABILITY - means total disability, as determined by the terms of CEI's Long-Term Disability Plan in effect at that time.

(f) EMPLOYEE - means any person who is employed by CEI or by one of CEI's subsidiaries, divisions or other affiliated entities.

(g) PARTICIPANT - means any Employee, or any non-Employee member of the Board of Directors of CEI, who is so designated by the Committee.

(h) PERFORMANCE GOAL - means, as established by the Committee in its sole discretion, the attainment of one or more (singly or in combination) of pre-established amounts of revenue, income (including operating income, income before depreciation and amortization or net income), cash flow (either operating cash flow or free cash flow), earnings before interest, taxes, depreciation or amortization, number of customers, customer satisfaction, investments, debt, profit, return on assets, return on investment or total shareholder return, measured with respect to the Company and/or any of its subsidiaries, divisions or other affiliated entities throughout the Unit Appreciation Period with respect to any Units awarded under the Plan.

(i) PLAN - means the Cox Enterprises, Inc. Unit Appreciation Plan, as may be amended hereafter.


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(j)      RETIREMENT - means the date on which a Participant terminates employment on or after the first date the Participant first is eligible to begin to receive retirement benefits under the Cox Enterprises, Inc. Pension Plan (or under another tax-qualified pension plan sponsored by CEI or one of its subsidiaries, divisions or other affiliated entities in effect at that time).

(k) UNIT - means an accounting unit awarded by the Committee to measure the benefit payable under this Plan.

2.       UNIT AWARDS

The Committee will award Units to each Participant in such amounts as determined by the Committee in its sole discretion. A Unit will be outstanding once it is awarded if it has not been canceled as provided herein. At the discretion of the Committee, payment with respect to Units awarded under the Plan may be made dependent upon the attainment of a Performance Goal.

3.       BEGINNING UNIT PRICE

The initial price (the "Beginning Unit Price") assigned to a Unit shall be equal to the Appraised Value as of the December 31 that immediately precedes the effective date of the award, as determined by the Committee (the "Effective Date").

4.       UNIT APPRECIATION PERIOD

A Participant's benefit from each Unit is measured over the appreciation period (the "Unit Appreciation Period") for that Unit, which is five years unless employment terminates. The Unit Appreciation Period for each Unit shall start on the Effective Date and shall end on the earlier of the fifth December 31 that immediately follows the Effective Date, or the December 31 that immediately precedes the date the Participant's employment terminates for any reason; provided, that if the date of a Participant's termination of employment is on December 31, then the Unit Appreciation Period shall end as of the date of such termination.

5.       VESTED PERCENTAGE

(a) Except as otherwise provided in subsections (b) and (c), a Participant's Vested Percentage in each Unit shall be determined in accordance with the provisions of this Section 5, as follows:

         Effective Date of the award through the
         third December 30 after the Effective Date:       No Vested Percentage

         The third December 31 after the Effective
         Date through the fourth December 30 after
         the Effective Date:                              60% Vested Percentage

         The fourth December 31 after the Effective
         Date through the fifth December 30 after the
         Effective Date:                                  80% Vested Percentage

         The fifth December 31 after the Effective
         Date:                                           100% Vested Percentage


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The Committee, acting in its sole discretion, is authorized to apply a different vesting schedule to some or all Units issued under the Plan with respect to any calendar year.

(b) In the event that a Participant terminates employment with the Company on account of Retirement, Disability or death then the Participant shall, as of the effective date of such termination, have a 100% Vested Percentage in all Units issued to such Participant under the Plan.

(c) Notwithstanding any provisions of the Plan to the contrary, a Participant whose employment with CEI or any of CEI's subsidiaries, divisions or other affiliated entities is terminated on account of Cause will receive no benefits under the Plan, and all Units awarded to such a Participant, whether otherwise vested or unvested, immediately will be cancelled.

6.       BENEFIT MEASUREMENT

(a) Except with respect to Units subject to the satisfaction of a Performance Goal, which shall be subject to potential adjustment as described in subsection (c) below, the value of a Participant's benefit (measured at the end of the Unit Appreciation Period) is equal to the Participant's Vested Percentage multiplied by any appreciated value of the Unit, which shall be equal to the Appraised Value of a Unit as of the last day of the Unit Appreciation Period minus the Beginning Unit Price for such Unit, which product then shall be multiplied by the number of Units awarded to such Participant with respect to that Unit Appreciation Period.

(b) Notwithstanding any provisions of this Section 6 to the contrary, with respect to any benefit as to which the Unit Appreciation Period ends as of the fifth December 31 following the Effective Date with respect to any Unit, the benefit payable to any affected Participant shall be equal to the greater of the benefit determined in subsection (a) above or the benefit that otherwise would be determined under subsection (a) if the relevant Appraised Value was replaced by an amount equal to the average of the Appraised Value as of the last day of such Unit Appreciation Period and the Appraised Value as of the immediately preceding December 31.

(c) The appreciated value of a Unit, as measured at the end of the Unit Appreciation Period, cannot exceed 150% of the Beginning Unit Price for such Unit. If the Unit's appreciated value reaches the 150% cap either as of or prior to the end of the Unit Appreciation Period, then the Committee, acting in its sole discretion, may grant new Units with respect to such Unit Appreciation Period, thereby allowing the Plan to reward superior performance, or may choose to remove the 150% cap.

(d)      Once a Unit is paid, that Unit is canceled immediately.

(e) Notwithstanding any provisions of this Plan to the contrary, with respect to any Units subject to the satisfaction of a Performance Goal, the value of a Participant's benefit payable under the Plan shall be reduced to the extent that such Performance Goal is not satisfied at the end of the Unit Appreciation Period. The method of such reduction shall be specified by the Committee at the time of the award of the affected Units, and the calculation of any such reduction shall be made by the Committee in its sole discretion.


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7.       BENEFIT PAYMENTS

At the Committee's sole discretion, a Plan benefit (as measured under Section 6) may be paid either

(a)      in cash, either

         (1)      in a lump sum, or

         (2) in a maximum of five annual installments (interest on the unpaid balance will be paid annually at the rate paid on one-year U.S. Government Securities as of the beginning of each installment period); or

(b) in the case of senior executives of CEI or of one of its subsidiaries, divisions or other affiliated entities, and to the extent permitted by applicable law, in any mode(s) as determined by the Committee.

The Committee will direct Plan benefits to be paid as soon as practicable after the later of the date when the Appraised Value is furnished to CEI for the applicable Unit Appreciation Period or, for participants with Units subject to the satisfaction of a Performance Goal, when the satisfaction of the Performance Goal has been determined. If a Participant owes money to CEI or its affiliated entities, then the Committee is entitled to direct any portion or all of a benefit to be applied to such obligations.

8.       WITHHOLDING OF BENEFIT PAYMENTS

CEI is entitled to withhold from benefit payments any amounts required under applicable federal, state or local law or the order of any court.

9.       BENEFICIARY

Each Participant may designate in a writing delivered to the Committee a beneficiary(ies) who will be paid benefits, if any, in the event of the Participant's death. The beneficiary designation is not effective until received by the Committee or its representative. If a deceased Participant has not designated a beneficiary(ies), the beneficiary does not survive the Participant or the beneficiary(ies) cannot be located within six months of the Participant's death, then the Committee will pay any Plan benefit (as of the Participant's date of death) to the Participant's estate.

10.      COMMITTEE

The Committee has the authority, in its sole discretion, to:

(a)      designate Participants,

(b) determine the number of Units awarded to each Participant, and the vesting schedule or other features related to such Units,


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(c)      determine whether any Units shall be subject to the satisfaction of a
Performance Goal, and whether any payment under the Plan related to such Units shall be reduced because such Performance Goal was not satisfied,

(d) delegate certain functions under the Plan, including without limitation the designation of Participants and the award of Units, to such person(s) as the Committee may from time to time designate,

(e)      determine the form of benefit payment under this Plan,

(f) make any adjustments to the number, or any other feature, of outstanding Units, including the adjustments described in Section 13, and

(g) make such other decisions as the Committee deems appropriate in connection with the management and administration of this Plan.

All decisions of the Committee are final. No member of the Committee is eligible to vote on a decision affecting him/her individually as a Participant. If a Committee member is designated as a Participant, then the other members, or the Compensation Committee of the Board of Directors, will decide how many Units will be awarded, the form of benefit payments and any other issue respecting the member individually as a Participant.

11.      LIMITATION ON CLAIM FOR BENEFITS

Any claim under this Plan is solely the obligation of CEI. No member of the Committee or any director, officer, employee or agent of CEI is liable as an individual to any person for the payment of a benefit or any other claim under this Plan.

All cash payments under this Plan are made from CEI's general assets. No claim for payment under this Plan will be superior to any unsecured claim of a general creditor of CEI.

12.      POSSIBLE ADDITIONAL CONDITIONS

The Committee may require a Participant or a beneficiary to sign any documents deemed appropriate by the Committee in its sole discretion, including the release of CEI and the Committee from any laws that control the payment of benefits to a minor or to an incompetent person.

13.      ADJUSTMENT PROVISIONS

If the Committee determines in its sole discretion that any significant transaction or event (including without limitation any acquisition, distribution, whether in the form of cash or other property, recapitalization, reorganization, merger, consolidation, spin-off, asset sale, change in accounting, combination, repurchase or share exchange or other similar corporate transaction, event, loss or gain) affects the Units such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the rights of the Participants under the Plan, then the Committee may, in such manner as it may deem equitable or appropriate, adjust any or all of the Units issued, the Beginning Unit Price of any Unit, and/or the provision for payment with respect to any issued Units.


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14.      NOT A CONTRACT OF EMPLOYMENT

Participation in this Plan does not give any person the right to become or be retained as an Employee. Upon the termination of employment or service as a non-Employee member of CEI's Board of Directors, the Participant does not have any interest, right or claim other than as expressly provided in this Plan.

15.      NO ALIENATION, ASSIGNMENT OR OTHER RIGHTS

Neither a Participant nor any designated beneficiary has any right to anticipate or assign any or all of any benefit or payment under this Plan. Furthermore, no Participant or beneficiary has any rights by virtue of his or her participation that are either legally or customarily associated with the rights of a stockholder, including, without limitation, voting rights, dividends or other distributions, or the right of access to any financial information regarding CEI.

16.      AMENDMENT AND TERMINATION

CEI may amend this Plan from time to time. CEI is entitled to terminate this Plan as of any December 31, in which case that date becomes the end of the Unit Appreciation Period for determining benefits, except to the extent that any such actions might adversely affect the tax deferred nature of the benefits or payments under the Plan pursuant to applicable law. In such event, all Participants will be fully vested as of the termination date.

17.      MISCELLANEOUS

(a) This Plan will be construed in accordance with the laws of the State of Delaware, without regard to its conflicts of laws provisions.

(b) If any provision of this Plan is invalid or unenforceable, then it will not affect the other provisions. This Plan will remain in effect as though the invalid or unenforceable provisions were omitted.


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